SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 30, 2003
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

     Press Release, issued July 30, 2003.

Item 7.  Financial Statements and Exhibits.

(C) Exhibits

     On July 30, 2003, StockerYale issued the press release attached hereto as Exhibit 99.1 concerning unaudited results for its second quarter ended June 30, 2003. The press release is incorporated herein by this reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	August 5, 2003	By:	/s/ Francis J. O'Brien Francis J. O'Brien Chief Financial Officer and Secretary

1 / STKR /	FORM 8-K

EXHIBIT 99.1

Investor Contacts:	Fredrick R. Pilon StockerYale, Inc. (603) 870-8229 email: fpilon@stockeryale.com

Press Contacts:	James Gargas StockerYale, Inc. (603) 870-8217 email: jgargas@stockeryale.com

STOCKERYALE ANNOUNCES SECOND QUARTER 2003 FINANCIAL RESULTS

Company Reports 44% Reduction In Operating Loss
Completes Bank Financing and Additional Private Equity Financing

Salem, NH, July 30, 2003 StockerYale, Inc., (NASDAQ: STKR), an independent supplier of photonics-based products, today reported financial results for the second quarter ended June 30, 2003.

Net revenue increased 2% from $3.5 million in the second quarter of 2002 to $3.6 million as the Company benefited from a 14% increase in illumination sales, which was partially offset by lost sales associated with the divestiture of the Company's printer and recorder product line in November 2002.  Excluding the printer and recorder product line, sales increased 10% for the second quarter versus the comparable quarter in 2002.  The operating loss declined 44% from $3.8 million to $2.1 million over the same period as the Company benefited from higher gross margins and a reduced cost structure. Net cash used in operations declined to $725,000 in the second quarter versus $3.5 million in second quarter 2002 and $2.4 million last quarter.

"The second quarter results reflected StockerYale's continued efforts to aggressively reduce costs throughout the organization, as well as progress positioning new products into key accounts," said Mark W. Blodgett, StockerYale's chairman and chief executive officer. "Notwithstanding ongoing challenges, we are confident that we are making the right operational, strategic and product development decisions to position the Company for long-term, profitable growth."  Blodgett outlined a number of quarterly highlights, including:

  Commenced shipments of LED illuminators for advanced security ID systems with revenues increasing 150% to $381,000 as customer shipments continued to ramp.
  Gross margin improved from 17% to 22%.
  Operating expenses declined 34% from $4.4 million to $2.9 million.
  Operating expenses were further reduced an additional $1.3 million on an annualized basis in May.
  Full time headcount now stands at 159 versus a high of 275 in 2002.
  Second quarter cash burn cut from $3.5 million in 2002 to $725,000 in 2003.
  Refinanced Canadian credit facility and placed $1.2 million of common stock with institutional shareholders.
  Successfully demonstrated the use of specialty optical fiber for seismic sensing systems in the oil exploration industry.

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2 / STKR /	FORM 8-K

FINANCIAL REVIEW
Second Quarter

For the second quarter of 2003, StockerYale recorded sales of $3.6 million and an operating loss of $2.1 million versus $3.5 million and $3.8 million, respectively, for the comparable quarter in 2002. A 14% gain in illumination was offset by lower phase mask shipments and the absence of printer and recorder revenues.  Illumination sales were led by higher LED sales from our Irish subsidiary with an 8% average gain realized in all other product lines.

The operating loss declined $1.7 million from $3.8 million in 2002 to $2.1 million in 2003, as an improved gross margin and a 34% reduction in operating expenses were the principal factors contributing to the reduced loss. R&D and G&A expense represented the majority of the decline. G&A declined from $1.4 million to $1.1 million, or 23% with R&D dropping 53% from $2.0 million to $0.9 million.  The lower R&D expense reflects the reduction of spending on fiber optic communications initiatives, as well as from the company's overall efforts to maximize the focus and efficiency of its R&D activities.

"We continue to closely manage operating expenses," said Frank O'Brien, StockerYale's chief financial officer.  "During the quarter we further reduced operating expenses by $1.3 million on an annualized basis, which should be fully reflected in the third quarter results," he added.

The Company successfully completed the refinancing of its Canadian subsidiary's credit facility with the National Bank of Canada and is currently in compliance with all debt agreements. The new facility replaces an expired facility and consists of a C$2.5 million revolving credit facility and a C$2.3 million term loan secured by equipment and the Company's Montreal research and development center.  This credit facility will support the Company's growing structured light laser business.  In addition, the Company closed a $1.2 million private equity placement with several of the Company's institutional investors.

First Half

Increased revenues, higher gross margins and reduced operating expenses all contributed to a $4.1 million or 50% reduction in the first half 2003 operating loss compared to 2002.

Revenues increased 11% to $7.2 million as higher illumination sales, especially in the laser and LED product lines, offset the negative impact of the printer and recorder product line divestiture and lower phase masks sales. Excluding the printer and recorder product line, revenues increased 21%.  Higher revenues, and reduced manufacturing overhead resulted in a $.8 million or 85% gain in gross margin to 24%. Salaries and benefits declined $2.1 million and represented 64% of the first half 2003 savings versus 2002. Overall cost reductions implemented in 2002 resulted in a 30% reduction in headcount or $3.3 million of operating expense savings.

OUTLOOK

"The Company continued to make significant progress during the quarter, as reflected in our reduced cash loss, which was consistent with our expectations," said Mark W. Blodgett.  "While challenges remain, we continued to engage and create value for customers particularly with our new laser, LED and specialty optical fiber products, focusing on growth opportunities and leveraging our technology.  Given our streamlined cost structure we expect the Company to exhibit continued improvement in its financial performance over the ensuing quarters," added Blodgett.

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About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber and phase masks for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, contact

StockerYale, Inc., 32 Hampshire Rd., Salem, NH, 03079. Call 800-843-8011; Fax 603-893-5604; Email info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward looking statements. StockerYale undertakes no duty to update any of these forward-looking statements.

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Consolidated Statement of Operations

($ In thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net Sales	$3,586	$3,523	$7,170	$6,431
Cost of Sales	2,800	2,907	5,435	5,491
Gross Profit	786	616	1,735	940
Research & Development Expenses	926	1,987	1,816	3,751
Selling, General & Administrative Expenses	1,879	2,314	3,883	5,203
Amortization of Intangible Assets	79	79	159	169
Operating Income/(Loss)	(2,098)	(3,764)	(4,123)	(8,183)
Interest & Other Income/(Expense)	(52)	180	(130)	189
Interest Expense	253	85	437	170
Pretax Income/(Loss)	(2,403)	(3,669)	(4,690)	(8,164)
Tax Provision (Benefit)	0	0	(150)	0
Net Income/(Loss)	($2,403)	($3,669)	($4,540)	($8,164)
Earnings/(Loss) Per Share	($0.18)	($0.29)	($0.35)	($0.65)
Weighted Average Shares Outstanding	13,318,737	12,721,153	13,050,403	12,598,268

ASSETS

June 30, 2003

December 31, 2002

Total Cash	$2,840	$5,070
Accounts Receivable, Net	2,515	2,200
Inventory	4,879	4,478
Total Current Assets	10,879	12,495
Property, Plant & Equipment, Net	23,339	23,650
	$39,539	$41,320

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities	$10,362	$16,262
Total Liabilities	17,001	16,358
Stockholders Investment	22,538	24,962
	$39,539	$41,320

5 / STKR /	END	FORM 8-K